Exhibit 99

Dollar General Provides Outline of Strategic Plans to Deliver on Its Growth Model; Company Announces Plans to Accelerate New Store Openings to 1,000 in 2017

GOODLETTSVILLE, Tenn.--(BUSINESS WIRE)--March 23, 2016--Dollar General Corporation (NYSE: DG) will outline its strategic plans to support the Company’s financial growth model at its 2016 Investor Conference to be held tomorrow.

Todd Vasos, Dollar General’s chief executive officer, will provide an update on key initiatives to support the Company’s long-term strategic plans aimed at delivering total annual shareholder returns (earnings per share growth plus dividend yield) of 11 percent to 17 percent. Other members of Dollar General’s executive management team will also present at the event. The main areas of discussion will be the Company’s initiatives to (1) drive profitable sales growth, (2) capture growth opportunities, (3) enhance its position as a low-cost operator and (4) invest in people as a competitive advantage.

“Dollar General has a powerful strategic plan that enables us to drive both the top line and bottom line to deliver strong financial returns as outlined in our growth model over the long-term. With strong cash flow and an efficient capital structure, we believe that we have a compelling opportunity to invest for growth while also returning cash to shareholders through consistent share repurchases and anticipated quarterly dividends,” said Vasos.

Financial Growth Outlook

The Company has recently established a financial growth model that is focused on long-term shareholder value creation. Key components of the model include:

Key Drivers	Annual Target
Net Sales	+7 to 10%
- Square Footage	+6 to 8%
- Same-Store Sales	+2 to 4%
Operating Profit	+7 to 11%
Diluted Earnings per Share	+10 to 15%
Cash from Operations	7 to 8% of Sales
Capital Expenditures	2 to 3% of Sales
Annual Shareholder Return (EPS Growth + Dividend Yield)	+11 to 17%

The Company plans to open approximately 900 new stores and relocate or remodel 875 stores in fiscal 2016. For fiscal 2017, the Company is forecasting approximately 1,000 new stores and relocations or remodels of about 900 stores, in line with its growth model of six to eight percent square footage growth.

The Company intends to use the financial growth model in discussions of its business in 2016 and in future years, and by doing so the Company does not undertake to update any portion of the growth model except as specified in its earnings press release issued on March 10, 2016.

Tomorrow’s conference will begin at 9 a.m. ET and will be available in its entirety through a live webcast and replay at www.dollargeneral.com under “Investor Information, Conference Calls and Investor Events.”

Forward-Looking Statements

This press release contains forward-looking information, such as the information in the section entitled “Financial Growth Outlook” as well as other statements regarding the Company’s outlook, plans and intentions, including, but not limited to, statements made within the quotations of Mr. Vasos. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “outlook,” “may,” “should,” “could,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “forecast,” “goal,” “prospect,” “positioned,” “accelerate,” “intend,” “committed,” “continue,” “looking ahead,” “going forward,” “focused on,” “aimed,” “opportunity” or “will likely result,” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results. These matters involve risks, uncertainties and other factors that may cause the actual performance of the Company to differ materially from that which the Company expected. Many of these statements are derived from the Company’s operating budgets and forecasts as of the date of this release, which are based on many detailed assumptions that the Company believes are reasonable. However, it is very difficult to predict the effect of known factors on the Company’s future results, and the Company cannot anticipate all factors that could affect future results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors. Important factors that could cause actual results to differ materially from the expectations expressed in or implied by such forward-looking statements include, but are not limited to:

  economic conditions, including their effect on employment levels, consumer demand, disposable income, credit availability and spending patterns, inflation, commodity prices, fuel prices, interest rates, exchange rate fluctuations and the cost of goods;
  failure to successfully execute the Company’s strategies and initiatives, including those relating to merchandising, sourcing, shrink, private brand, distribution and transportation, store operations, store formats, budgeting and expense reduction, and real estate;
  failure to open, relocate and remodel stores profitably and on schedule, as well as failure of the Company’s new store base to achieve sales and operating levels consistent with the Company’s expectations;
  levels of inventory shrinkage;
  effective response to competitive pressures and changes in the competitive environment and the markets where the Company operates, including consolidation;
  the Company’s level of success in gaining and maintaining broad market acceptance of its private brands;
  disruptions, unanticipated or unusual expenses or operational failures in the Company’s supply chain including, without limitation, a decrease in transportation capacity for overseas shipments, increases in transportation costs (including increased fuel costs and carrier rates or driver wages), work stoppages or other labor disruptions that could impede the receipt of merchandise, or delays in constructing or opening new distribution centers;
  risks and challenges associated with sourcing merchandise from suppliers, including, but not limited to, those related to international trade;

  unfavorable publicity or consumer perception of the Company’s products, including, but not limited to, related product liability and food safety claims;
  the impact of changes in or noncompliance with governmental laws and regulations (including, but not limited to, environmental compliance, product safety, food safety, information security and privacy, and labor and employment laws, as well as tax laws, the interpretation of existing tax laws, or our failure to sustain our reporting positions negatively affecting the Company’s tax rate) and developments in or outcomes of private actions, class actions, administrative proceedings, regulatory actions or other litigation;
  natural disasters, unusual weather conditions, pandemic outbreaks, terrorist acts and geo-political events;
  damage or interruption to the Company’s information systems or failure of technology initiatives to deliver desired or timely results;
  ability to attract and retain qualified employees, while controlling labor costs (including anticipated regulatory changes related to overtime exemption under Fair Labor Standards Act) and other labor issues;
  the Company’s loss of key personnel, inability to hire additional qualified personnel or disruption of executive management as a result of retirements or transitions;
  failure to successfully manage inventory balances;
  seasonality of the Company’s business;
  incurrence of material uninsured losses, excessive insurance costs or accident costs;
  failure to maintain the security of information that the Company holds, whether as a result of a data security breach or otherwise;
  deterioration in market conditions, including market disruptions, limited liquidity and interest rate fluctuations, or a lowering of the Company’s credit ratings;
  new accounting guidance, or changes in the interpretation or application of existing guidance, such as changes to lease accounting guidance;
  the factors disclosed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K; and
  such other factors as may be discussed or identified in this press release.

All forward-looking statements are qualified in their entirety by these and other cautionary statements that the Company makes from time to time in its SEC filings and public communications. The Company cannot assure the reader that it will realize the results or developments the Company anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way the Company expects. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

About Dollar General Corporation

Dollar General Corporation has been delivering value to shoppers for over 75 years. Dollar General helps shoppers Save time. Save money. Every day!® by offering products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, housewares and seasonal items at low everyday prices in convenient neighborhood locations. With 12,483 stores in 43 states as of January 29, 2016, Dollar General is among the largest discount retailers in the United States. In addition to high quality private brands, Dollar General sells products from America's most-trusted manufacturers such as Procter & Gamble, Kimberly-Clark, Unilever, Kellogg's, General Mills, Nabisco, Hanes, PepsiCo and Coca-Cola. Learn more about Dollar General at www.dollargeneral.com.

CONTACTS
Dollar General Corporation
Investor Contacts:
Mary Winn Pilkington, 615-855-5536
or
Matt Hancock, 615-855-4811
or
Media Contacts:
Dan MacDonald, 615-855-5209
or
Crystal Ghassemi, 615-855-5210